UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2014

Popeyes Louisiana Kitchen, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606
(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2014, Popeyes Louisiana Kitchen, Inc. (the “Company”) entered into a Recipe and Formula Purchase Agreement (the “Purchase Agreement”) with Diversified Foods and Seasonings, L.L.C. (“DFS”), with the closing of the purchase effective on June 16, 2014. The Purchase Agreement provided for the purchase from DFS of the recipes the Company uses in the preparation of many of its core menu items (the “Formulas”), for total consideration of $43.0 million in cash, paid upon closing. The Company funded the purchase with borrowings under its revolving credit facility.

The Formulas were previously licensed to the Company pursuant to the terms of the Royalty and Supply Agreement, dated as of July 15, 2010 (the “Old Supply Agreement”), between the Company and Diversified Foods and Seasonings, Inc. In connection with the purchase of the Formulas, the Company and DFS terminated the Old Supply Agreement and replaced it with a Supply Agreement, dated June 13, 2014 (the “New Supply Agreement”).

The term of the New Supply Agreement commences on June 16, 2014 and continues until March 20, 2034, unless earlier terminated in accordance with the terms of the New Supply Agreement (the “Initial Term”). At the end of the Initial Term, the New Supply Agreement will be renewed in five year increments (each and any such renewal term, together with the Initial Term, the “Term”), provided that the Company and DFS agree on terms of the renewal.

The New Supply Agreement provides that the Company agrees to utilize, and to require its franchisees to utilize, DFS as the exclusive supplier of certain agreed upon core products (“Core Products”) in the continental United States (the “Domestic Markets”). The New Supply Agreement specifies that the initial prices payable for the Core Products effective during 2014 are the same as provided under the Old Supply Agreement. These initial prices are subject to annual adjustment, beginning January 1, 2015, based on changes to the costs of ingredients and other factors.

The New Supply Agreement also provides for the grant by the Company to DFS, during the Term, of an exclusive, royalty-free license to use the Formulas in connection with the manufacture and processing of Core Products for sale and distribution to the Company and its franchisees and distributors in the Domestic Markets.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02. The Old Supply Agreement is described in the Company’s Current Report on Form 8-K filed on July 21, 2010, which description is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popeyes Louisiana Kitchen, Inc.

Date: June 19, 2014	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary